SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Securities and Exchange Commission

Washington, D. D. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2004

Exide Technologies

(Exact name of registrant as specified in charter)

Delaware	1-11263	23-0552730
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Carnegie Center

Suite 500

Princeton, New Jersey 08540

(Address of principal executive office)

Registrant’s telephone number, including area code: (609) 627-7200

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER

On January 22, 2004, at a regularly scheduled omnibus hearing in the U.S. Bankruptcy Court for the District of Delaware, Exide advised the Court that it had reached agreement on the principal terms of a consensual Plan of Reorganization with the Steering Committee of Pre-Petition Secured Lenders and the Official Committee of Unsecured Creditors. A release regarding the announcement is attached as Exhibit 99.1 hereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.

EXIDE TECHNOLOGIES

BY: /s/ Craig H. Muhlhauser
Chairman, President and Chief Executive Officer

BY: /s/ Ian J. Harvie
Interim Chief Financial Officer, Vice President and
Corporate Controller

Date: January 23, 2004

EXHIBITS

99.1	Press Release dated January 22, 2004